                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of PaeTec Corp. on Form S-1 of our reports dated March 22, 2000 and May 29, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Summary Consolidated Financial and Operating Data", "Selected Financial and Operating Data", and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report dated March 22, 2000 also included the consolidated financial statement schedule of PaeTec Corp., listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Rochester, New York
April 14, 2000